                                                           Exhibit 23(a)






                        Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the CoreStates Financial Corp Amended and Restated Stock Compensation Plan For Non-Employee Directors of our report dated
January 22, 1997, with respect to the consolidated financial statements of Corestates Financial Corp incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


Philadelphia, Pennsylvania                         /s/ Ernst & Young LLP
May 21, 1997